UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2007

iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On February 28, 2007, the Attorney General of the state of Florida issued a release  relating to what he described as an  “active public-consumer related investigation” indicating that his office was investigating iMergent, Inc. (the “Company”)  for “alleged deception of would-be entrepreneurs who buy StoresOnline business services (websites, etc.) at promotional seminars.”  The release incorrectly lists the business of the Company as a “business opportunity.”

The Company vehemently disputes (i) that it is a business opportunity and (ii) that it has engaged in any deception whatsoever.

The Company has received requests for information relating to only eleven customers over the last three years from the Attorney General of the state of Florida. Eight of those cases have been resolved.  The Company is waiting for responses from the Office of the Attorney General on the other three.  Over the last three years, the Company has entered into over 4,600 contracts with purchasers in the state of Florida. The complaints received from the Office of the Attorney General represent less than one half of one percent of purchasers who entered into contracts with the Company.

The Company intends to actively provide information to the Office of the Attorney General to support that the Company’s business practices are transparent and comply with all laws and regulations.

The Company will actively defend any and all claims which may be raised. The Company is confident that there is no basis for the current investigation or any action which may be contemplated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert Lewis
By: Robert Lewis, Chief Financial Officer
Date: February 28, 2007